Exhibit 99

Contact:

Patrick Kane

(412) 553-7833

Equitable Resources Reports  Earnings of $0.45 per Share

PITTSBURGH, October 17, 2003/ PRNewswire-FirstCall/ — Equitable Resources Inc. (NYSE: EQT) today announced third quarter 2003 earnings of $0.45 per diluted share.  This compares with diluted earnings of $0.42 in the third quarter 2002.

Quarterly Results by Business

Equitable Utilities

Equitable Utilities had operating income for the third quarter of $5.3 million compared to $3.3 million reported for the same period last year.  Net operating revenues for the three months ended September 30, 2003 were $35.1 million compared to $34.2 million for the same period last year.  The increase in net operating revenues is primarily attributable to an increase in storage and commercial margins and higher volumes and margins on off-system sales in the Marketing unit.  Total operating expenses for the quarter were $29.8 million, 3.6% lower than the $30.9 million reported during the same period last year.

Equitable Supply

Equitable Supply had operating income for the quarter of $50.6 million, 18.5% higher than the $42.7 million earned in the same period last year.  Total operating revenues were $83.0 million, $11.0 million higher than the previous year’s total operating revenue of $72.0 million.  Production revenues increased $9.1 million quarter over quarter to $65.2 million in 2003 from $56.1 million in 2002.  The revenue increase was a result of both a net equity sales volume increase of 0.7 Bcfe and an average of net equity and monetized sales price increase of $0.42 to $3.82 per Mcfe, compared with $3.40 per Mcfe for the same period last year.  Gathering revenues were $1.8 million higher at $17.8 million, compared with $16.0 million in 2002.  The increased gathering revenue is due to an increase in gathering volumes and higher gathering rates.

Operating expenses for the quarter were $32.4 million compared to $29.3 million last year.  The increase in total operating expenses was due to increases of  $2.1 million in depreciation, depletion and amortization expense (DD&A), $1.1 million in lease operating expenses, $0.7 million in severance tax related to higher gas prices, and $0.5 million in gathering and compression expense, partially offset by a $1.2 million decrease in selling, general and administrative expense (SG&A).  Of the $0.09 per Mcfe increase in DD&A, approximately $0.03 per Mcfe relates to the developmental drilling program, $0.03 per Mcfe relates to the purchase of the minority interest in Appalachian Basin Partners, LP in the first quarter and $0.03 per Mcfe relates to the change in accounting standards (SFAS 143).

NORESCO

NORESCO operating income for the third quarter was $4.8 million, $0.3 million less than the $5.1 million in the same period last year.  Net operating revenues decreased to $10.3 million compared to $12.1 million in 2002.    The lower revenues and income were primarily a result of decreased construction related to the smaller June 2003 backlog of $78 million, as compared with $157 million in June 2002.

Total operating expenses for the third quarter 2003 decreased $1.5 million to $5.6 million from $7.1 million in the third quarter.  NORESCO’s quarter-end backlog was $158 million, compared to $149 million a year earlier.

Other Business

Dividend

On October 16, 2003, the Board of Directors of Equitable Resources declared a regular quarterly cash dividend of 30 cents per share, payable December 1, 2003 to shareholders of record on November 14, 2003.

2003 Earnings Guidance

Equitable Resources previously provided guidance for 2003 of $2.70 - $2.80 per share. The $0.10 range primarily reflected a high level of uncertainty about passage of proposed comprehensive Federal energy legislation.  If the nonconventional fuel tax credits (Section 29) that expired at the end of 2002 were reinstated, the Company estimates that a significant portion of the $0.10 range would have been earned.  To date, the proposed legislation has not passed and prospects for passage in 2003 are uncertain. Therefore, the Company is revising its earnings guidance to $2.70 - $2.75, assuming no benefit from the proposed legislation and normal weather.  Higher gas prices realized to date are expected to contribute to earnings within the revised $0.05 range.  Earnings per share will not be materially impacted by changes in the NYMEX gas price for the remainder of the year but could differ by approximately $0.01 per 100 heating degree days versus normal.

2004 Earnings Guidance

The Company recently completed its business plan for 2004 and expects to earn between $3.00 and $3.05 per diluted share. This earnings guidance assumes $4.50 per MMbtu average NYMEX natural gas price and normal weather.  Earnings per share are expected to differ from guidance by approximately $0.01 per $0.10 change in average NYMEX gas price and by approximately $0.01 per 100 heating degree days versus normal.  This guidance also assumes no benefit from the proposed comprehensive Federal energy legislation.

Hedging

The Company’s hedge position did not change during the quarter.  The approximate volumes and prices of Equitable’s hedges and fixed-price contracts for 2003 to 2005 are:

	2003	2004	2005
Total Volume (Bcf)	47	49	46
Average Price per Mcf (NYMEX)*	$4.22	$4.50	$4.60

* The above price is based on a conversion rate of 1.05 MMbtu/Mcf

Stock Buyback

During the quarter, Equitable Resources repurchased 250,600 shares of EQT stock.  The total number of shares repurchased since October 1998 is approximately 16.4 million out of the current 18.8 million share repurchase authorization.

Westport

Equitable owns approximately 13 million shares, or 19.3%, of Westport Resources Corporation.  The Company does not have operational control of Westport.  The Company changed the accounting treatment for its investment in Westport from the equity method to available for sale, effective March 31, 2003.  The change in accounting methods eliminated the inclusion of Westport’s results in Equitable’s earnings.  In the third quarter 2002, Equitable recognized $0.2 million in equity earnings from its investment in Westport.

Appalachian Basin Partners

In February 2003, the Company purchased the remaining 31% limited partnership interest in Appalachian Basin Partners, LP (ABP) from the minority interest holders.  As a result, effective February 1, 2003, the Company no longer recognizes minority interest expense associated with ABP, which totaled $1.8 million in the third quarter 2002.

Non-GAAP Financial Measures

Operating income, equity earnings from nonconsolidated investments, and minority interest

The Company reports operating income, equity earnings from nonconsolidated investments, and minority interest by segment in this press release.  Both interest and income taxes are controlled on a consolidated, corporate-wide basis, and are not allocated to the segments.

The following table reconciles operating income by segment as reported in this press release to the consolidated operating income reported in the Company’s financial statements:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
Operating income (thousands):
Equitable Utilities	$5,333	$3,340	$77,088	$71,895
Equitable Supply	50,605	42,692	144,785	122,048
NORESCO	4,761	5,072	11,114	6,715
Unallocated expenses	(6,522)	(229)	(12,673)	(1,532)
Operating Income	$54,177	$50,875	$220,314	$199,126

The following table reconciles equity earnings in nonconsolidated investments by segment as reported in this press release to the consolidated equity earnings from nonconsolidated investments reported in the Company’s financial statements:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
Equity earnings in nonconsolidated investments, excluding Westport (thousands):
Equitable Supply	$139	$64	$401	$182
NORESCO	42	715	2,431	2,660
Unallocated	22	44	122	44
Total	$203	$823	$2,954	$2,886

The following table reconciles minority interest by segment as reported in this press release to the consolidated minority interest reported in the Company’s financial statements:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
Minority interest (thousands):
Equitable Supply	$—	$(1,781)	$(871)	$(5,180)
NORESCO	(277)	—	(277)	—
Total	$(277)	$(1,781)	$(1,148)	$(5,180)

Other segment non-GAAP financial measures identified in this press release are reconciled to the most comparable financial measures calculated in accordance with GAAP on the attached operational and financial reports.

Equitable’s teleconference with securities analysts, which begins at 10:30 a.m. Eastern Time today, will be broadcast live via Equitable’s website, http://www.eqt.com and will be available for replay for a seven day period.

Equitable Resources is an integrated energy company, with emphasis on Appalachian area natural gas production supply, natural gas transmission and distribution, and leading-edge energy management services for customers throughout the United States.  The Company also has energy service projects in selected international markets.

Equitable Resources management speaks to investors from time to time.  Slides for these discussions will be available online on Equitable’s website.  The slides may be updated periodically.

DISCLOSURES IN THIS PRESS RELEASE CONTAIN FORWARD-LOOKING STATEMENTS RELATED TO SUCH MATTERS AS 2003 EARNINGS PER DILUTED SHARE OF BETWEEN $2.70 AND $2.75,  2004 EARNINGS PER DILUTED SHARE OF BETWEEN $3.00 AND $3.05, DELIVERING LOW DOUBLE DIGIT EARNINGS AND DIVIDEND GROWTH, THE IMPACT ON EARNINGS GUIDANCE OF CHANGES IN NYMEX GAS PRICES, DEVIATIONS FROM NORMAL WEATHER AND THE EFFECT OF THE PASSAGE OF A POTENTIAL ENERGY BILL, THE APPROXIMATE VOLUMES AND PRICES OF HEDGES AND FIXED-PRICE CONTRACTS FOR 2003 TO 2005, FINANCIAL PERFORMANCE, THE CAPITAL BUDGET, THE COMPANY’S ABILITY TO RAISE GATHERING RATES, FUTURE COSTS SAVINGS, AND OPERATIONAL MATTERS. THE COMPANY NOTES THAT A VARIETY OF FACTORS COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE ANTICIPATED RESULTS OR OTHER EXPECTATIONS EXPRESSED IN THE COMPANY’S FORWARD-LOOKING STATEMENTS. THE RISKS AND UNCERTAINTIES THAT MAY AFFECT THE OPERATIONS, PERFORMANCE, GROWTH AND RESULTS OF THE COMPANY’S BUSINESS INCLUDE, BUT ARE NOT LIMITED TO, THE FOLLOWING: WEATHER CONDITIONS, COMMODITY PRICES FOR NATURAL GAS AND ASSOCIATED HEDGING ACTIVITIES, INCLUDING CHANGES IN HEDGE POSITIONS, AVAILABILITY AND COST OF FINANCING INCLUDING ACTIONS OF CREDIT RATING AGENCIES, CHANGES IN INTEREST RATES, CHANGES IN TAX LAWS, UNANTICIPATED CURTAILMENTS OR DISRUPTIONS IN PRODUCTION, TIMING AND AVAILABILITY OF REGULATORY AND GOVERNMENTAL APPROVALS, INCLUDING PENDING RATE CASES,

THE TIMING AND EXTENT OF THE COMPANY’S SUCCESS IN ACQUIRING UTILITY COMPANIES AND NATURAL GAS PROPERTIES, THE ABILITY OF THE COMPANY TO DISCOVER, DEVELOP AND PRODUCE RESERVES, THE ABILITY OF THE COMPANY TO ACQUIRE AND APPLY TECHNOLOGY TO ITS OPERATIONS, THE IMPACT OF COMPETITIVE FACTORS ON PROFIT MARGINS IN VARIOUS MARKETS IN WHICH THE COMPANY COMPETES, CHANGES IN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES AND/OR THEIR INTERPRETATION,  THE ABILITY OF THE COMPANY TO SUCCESSFULLY COLLECT RECEIVABLES AND  NEGOTIATE LABOR CONTRACTS, INCENTIVE PLAN ACCRUALS, REALIZING THE VALUE OF WESTPORT, AND THE LEVEL OF FUTURE SHARE REPURCHASES BY THE COMPANY.

EQUITABLE RESOURCES, INC. AND SUBSIDIARIES

STATEMENTS OF CONSOLIDATED INCOME (UNAUDITED)

(Thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002

Operating revenues	$185,515	$214,418	$746,333	$735,132
Cost of sales	57,089	96,051	297,485	331,871
Net operating revenues	128,426	118,367	448,848	403,261

Operating expenses:
Operation and maintenance	18,848	18,833	56,304	54,829
Production and exploration	8,430	6,746	26,216	19,587
Selling, general and administrative	27,315	24,300	88,380	73,248
Impairment of long-lived assets	—	—	—	5,320
Depreciation, depletion and amortization	19,656	17,613	57,634	51,151
Total operating expenses	74,249	67,492	228,534	204,135

Operating income	54,177	50,875	220,314	199,126

Charitable contribution expense	—	—	(9,279)	—
Equity earnings (losses) from nonconsolidated investments:
Westport	—	231	3,614	(4,642)
Other	203	823	2,954	2,886
	203	1,054	6,568	(1,756)

Minority interest	(277)	(1,781)	(1,148)	(5,180)

Interest expense	11,355	9,344	34,458	28,182

Income from continuing operations before income taxes and cumulative effect of accounting change	42,748	40,804	181,997	164,008
Income taxes	14,536	14,118	57,911	55,761

Income from continuing operations before cumulative effect of accounting change	28,212	26,686	124,086	108,247
Income from discontinued operations	—	—	—	9,000
Cumulative effect of accounting change, net of tax	—	—	(3,556)	(5,519)

Net income	$28,212	$26,686	$120,530	$111,728

Earnings per share of common stock:
Basic:
Weighted average common shares outstanding	62,053	62,326	62,051	63,023
Income from continuing operations before cumulative effect of accounting change	$0.45	$0.43	$2.00	$1.72
Income from discontinued operations	—	—	—	0.14
Cumulative effect of accounting change, net of tax	—	—	(0.06)	(0.09)
Net income	$0.45	$0.43	$1.94	$1.77

Diluted:
Weighted average common shares outstanding	63,336	63,668	63,364	64,541
Income from continuing operations before cumulative effect of accounting change	$0.45	$0.42	$1.96	$1.68
Income from discontinued operations	—	—	—	0.14
Cumulative effect of accounting change, net of tax	—	—	(0.06)	(0.09)
Net income	$0.45	$0.42	$1.90	$1.73

(A)      Due to the seasonal nature of the Company’s natural gas distribution and energy marketing businesses and the volatility of gas and oil commodity prices, the interim statements for the three and nine month periods are not indicative of results for a full year.

(B)        The Company has reclassified all gains and losses on its energy trading contracts previously recorded gross to a net presentation in accordance with the FASB’s fourth quarter 2002 revision of its consensus contained in EITF No. 02-3.

EQUITABLE UTILITIES

OPERATIONAL AND FINANCIAL REPORT

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002

OPERATIONAL DATA
Heating degree days (30-year average: Qtr - 124, YTD -3,759)	91	35	3,760	3,076

Residential sales and transportation volume (MMcf)	1,542	1,772	19,174	16,864
Commercial and industrial volume (MMcf)	3,996	4,778	20,551	21,340
Total throughput (MMcf) - Distribution	5,538	6,550	39,725	38,204
Total throughput (BBtu) - Pipeline	17,846	18,035	54,661	56,725
Total throughput (BBtu) - Marketing	6,712	37,400	26,768	125,473

Net operating revenues (thousands):
Distribution - Utility:
Residential	$13,001	$13,442	$79,465	$72,700
Commercial & industrial	5,363	5,212	36,191	31,504
Other	1,103	784	3,580	2,978
Pipeline - Utility	10,737	12,079	37,786	41,607
Marketing	4,895	2,678	19,475	16,938
Total net operating revenue	$35,099	$34,195	$176,497	$165,727

Total operating expenses as a % of net operating revenues	84.81%	90.23%	56.32%	56.62%

Net operating revenues/MMbtu - marketing	$0.73	$0.07	$0.73	$0.13

Operating Income (thousands):
Distribution - Utility	$(2,100)	$(2,119)	$43,834	$38,810
Pipeline - Utility	3,355	3,715	15,477	19,046
Marketing	4,078	1,744	17,777	14,039
Total	$5,333	$3,340	$77,088	$71,895

Capital expenditures (thousands)	$17,723	$25,865	$41,099	$48,170

FINANCIAL DATA (Thousands)
Utility revenues	$36,504	$35,081	$283,314	$226,933
Marketing revenues	40,539	94,415	145,458	275,274
Total operating revenues	77,043	129,496	428,772	502,207

Utility purchased gas costs	6,301	3,565	126,293	78,144
Marketing purchased gas costs	35,643	91,736	125,982	258,336
Net operating revenues	35,099	34,195	176,497	165,727

Operating expenses:
Operation and maintenance	12,548	13,079	38,373	37,299
Selling, general and administrative	10,434	10,900	40,728	36,552
Depreciation, depletion and amortization	6,784	6,876	20,308	19,981
Total operating expenses	29,766	30,855	99,409	93,832

Operating income	$5,333	$3,340	$77,088	$71,895

EQUITABLE SUPPLY

OPERATIONAL AND FINANCIAL REPORT

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002

OPERATIONAL DATA
Total operated volumes (MMcfe)	23,574	23,366	68,575	68,163
Volumes handled (MMcfe)	34,558	34,181	101,975	99,349
Selling, general and administrative ($/Mcfe handled)	$0.15	$0.19	$0.19	$0.18
Capital expenditures (thousands)	$44,114	$41,483	$110,419	$105,530

Production:
Net equity sales (MMcfe)	12,827	12,128	36,926	34,861
Average (well-head) sales price ($/Mcfe)	$3.98	$3.44	$4.06	$3.39

Monetized sales (MMcfe)	3,549	3,549	10,530	10,530
Average (well-head) sales price ($/Mcfe)	$3.23	$3.27	$3.23	$3.26

Average of net equity and monetized (well-head) sales price ($/Mcfe)	$3.82	$3.40	$3.88	$3.36

Company usage, line loss (MMcfe)	1,510	1,944	4,055	4,731

Lease operating expense, excluding severance tax ($/Mcfe)	$0.31	$0.26	$0.30	$0.27
Severance tax ($/Mcfe)	$0.15	$0.12	$0.20	$0.11
Production depletion ($/Mcfe)	$0.48	$0.39	$0.48	$0.39

Gathering:
Gathered volumes (MMcfe)	31,266	30,726	92,995	90,258
Average gathering revenue ($/Mcfe)	$0.57	$0.52	$0.56	$0.51
Gathering and compression expense ($/Mcfe)	$0.20	$0.19	$0.19	$0.19
Gathering and compression depreciation ($/Mcfe)	$0.09	$0.09	$0.09	$0.09

Operating income (in thousands)
Production operating income	$44,107	$37,731	$126,858	$108,574
Gathering operating income	6,498	4,961	17,927	13,474
Total operating income	$50,605	$42,692	$144,785	$122,048

Depreciation, depletion and amortization (in thousands)
Production depletion	$8,601	$6,941	$24,902	$19,718
Gathering and compression depreciation	2,935	2,855	8,766	8,510
Other depreciation, depletion and amortization	827	505	2,296	1,543
Total depreciation, depletion and amortization	$12,363	$10,301	$35,964	$29,771

FINANCIAL DATA (Thousands)
Production revenues:
Net equity sales	$51,033	$41,668	$149,997	$118,042
Monetized sales	11,474	11,603	34,048	34,372
Other revenue	2,683	2,796	8,116	8,050
Total production revenues	65,190	56,067	192,161	160,464

Gathering revenues	17,821	15,965	51,932	45,998
Total operating revenues	83,011	72,032	244,093	206,462

Operating expenses:
Lease operating expense, excluding severance taxes	5,569	4,525	15,497	13,534
Severance tax	2,700	2,045	10,086	5,425
Land and leasehold maintenance	161	176	633	628
Gathering and compression expense	6,300	5,754	17,931	17,530
Selling, general and administrative	5,313	6,539	19,197	17,526
Depreciation, depletion and amortization	12,363	10,301	35,964	29,771
Total operating expenses	32,406	29,340	99,308	84,414

Operating income	$50,605	$42,692	$144,785	$122,048

Equity earnings from nonconsolidated investments	$139	$64	$401	$182
Minority interest	$—	$(1,781)	$(871)	$(5,180)

NORESCO

OPERATIONAL AND FINANCIAL REPORT

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002

OPERATIONAL DATA
Revenue backlog, end of period (thousands)	$157,783	$148,769	$157,783	$148,769
Construction completed (thousands)	$26,210	$36,601	$86,726	$88,823

Gross profit margin	24.9%	22.4%	21.8%	22.8%
SG&A as a % of revenue	12.5%	12.4%	12.4%	13.1%

Capital expenditures (thousands)	$108	$271	$254	$635

FINANCIAL DATA (Thousands)
Energy service contract revenues	$41,379	$54,209	$129,477	$136,142
Energy service contract costs	31,063	42,069	101,219	105,070
Net operating revenues (gross profit margin)	10,316	12,140	28,258	31,072

Operating expenses:
Selling, general and administrative	5,159	6,701	16,058	17,789
Impairment of long-lived assets	—	—	—	5,320
Depreciation and depletion	396	367	1,086	1,248
Total operating expenses	5,555	7,068	17,144	24,357

Operating income	$4,761	$5,072	$11,114	$6,715

Equity earnings from nonconsolidated investments	$42	$715	$2,431	$2,660
Minority Interest	$(277)	$—	$(277)	$—